National General Holdings Corp. Reports Third Quarter 2015 Results;
Increases Quarterly Dividend to $0.03 Per Share

NEW YORK, November 2, 2015 (GLOBE NEWSWIRE) -- National General Holdings Corp. (Nasdaq:NGHC) today reported third quarter 2015 operating earnings(1) of $43.8 million or $0.43 per diluted share, compared to $34.5 million or $0.36 per diluted share in the third quarter of 2014. Net income was $39.0 million or $0.38 per diluted share, compared to $32.1 million or $0.34 per diluted share in the third quarter of 2014. In addition, National General's Board of Directors has approved a 50% increase in the quarterly dividend to $0.03 per share from $0.02 per share, effective with the fourth quarter dividend.

Third Quarter 2015 Highlights Versus Third Quarter 2014*

•	Net written premium grew by $57.6 million or 13.6% to $482.0 million, driven by strong organic growth within our P&C business and substantial growth within our A&H operations.

•	The combined ratio was 90.2% compared to 90.9% in the prior year's quarter, excluding non-cash amortization of intangible assets, driven by improvement within both our P&C and A&H segments.

•
Total revenue grew $57.5 million or 11.7% to $548.7 million, driven by $37.3 million or 8.6% growth in net earned premiums, $25.0 million or 54.5% growth in service and fee income (including Attorney-in-Fact management fees of $11.2 million), and $2.4 million or 17.8% growth in net investment income, partially offset by a $3.0 million decline in ceding commission income.

•
Shareholders' equity grew 18.0% from June 30, 2015 to $1.52 billion, while fully diluted book value per share grew 8.5% to $12.06 at September 30, 2015. Annualized operating return on average common equity (ROE) was 14.7% for the third quarter of 2015.

•
Third quarter 2015 operating earnings exclude the following items, net of tax: $3.9 million or $0.04 per share of other than temporary impairment losses, $1.8 million or $0.02 per share of non-cash amortization of intangible assets, $0.8 million or less than $0.01 per share of net realized investment gains, $0.2 million or less than $0.01 per share of foreign exchange losses, and $0.1 million or less than $0.01 per share of equity in earnings of unconsolidated subsidiaries (other than LSC Entities).

Michael Karfunkel, National General's Chairman and CEO, stated: "Our third quarter results displayed strong growth and solid underwriting profitability in both of our operating segments. Within P&C, we have seen excellent performance from both our legacy business and recent acquisitions, with the homeowners product line delivering particularly good results during the quarter. Within A&H, we again posted a profitable quarter, and while this division remains a work in progress, we believe that we are well positioned to capitalize on what we view as a huge opportunity. We continue to make considerable progress integrating all of our recent acquisitions, and are constantly monitoring the M&A landscape for other opportunities that can enhance our franchise. The third quarter and early stages of the fourth quarter also proved to be a very busy and important time for National General on several fronts. In August, we completed a $100 million subordinated notes offering and an 11.5 million share secondary common stock offering. In October, we closed on the acquisitions of the QBE Lender-Placed Insurance and the Assurant Health businesses, and closed on a $100 million private debt issuance. These actions strengthened our capital position and added two attractive businesses to our growing personal lines insurance franchise, which we expect will lead to enhanced shareholder value going forward.”

*NOTE: Unless specified otherwise, discussion of our third quarter 2014 and 2015 results does not include financial results from the Reciprocal Exchanges, which are presented within consolidated financial results within this release but are not included in net income available to NGHC common stockholders. Attorney-in-Fact management fees referenced within this release are eliminated in consolidated financial results.

Overview of Third Quarter 2015 as Compared to Third Quarter 2014
Gross written premium grew 12.1% to $546.8 million, net written premium grew 13.6% to $482.0 million, and net earned premium grew 8.6% to $469.0 million. Premium growth was driven by strong organic growth within our P&C segment and substantial growth within our A&H operations.
Ceding commission income was a loss of $2.3 million compared to a gain of $0.7 million in the prior year's quarter, reflecting a sliding scale adjustment related to our terminated third-party quota share. Service and fee income grew 54.5% to $70.9 million, driven by growth in both the P&C and A&H segments, and including management fees of $11.2 million related to the Attorneys-in-Fact that manage the Reciprocal Exchanges within the P&C segment.
Excluding non-cash amortization of intangible assets, the combined ratio was 90.2% with a loss ratio of 61.6% and an expense ratio of 28.6%, versus a prior year combined ratio of 90.9% with a loss ratio of 62.5% and an expense ratio of 28.5%. The improved loss ratio was driven by a reduction in the P&C loss ratio, partially offset by an increased A&H loss ratio, while the overall expense ratio was flat with the prior year as a higher P&C expense ratio was offset by a lower A&H expense ratio.
Underwriting results detailed by each of our business segments are as follows:

•
Property & Casualty - Gross written premium grew 7.1% to $503.2 million, net written premium grew 10.2% to $448.1 million, and net earned premium grew 5.4% to $423.9 million. P&C net written premium growth was driven by organic growth of approximately 10%, which was driven by mid-to-high single digit growth within our legacy book and low-double-digit growth from our recent acquisitions, most notably the Tower Personal Lines and Imperial books. Ceding commission income was a loss of $2.6 million compared to a gain of $0.7 million in the prior year's quarter, reflecting a sliding scale adjustment related to our terminated third-party quota share. Service and fee income grew 63.3% to $51.2 million, driven by increased premium volume in the quarter, the addition of service and fee income from recent acquisitions (including the acquisition of Assigned Risk Solutions which closed on April 1, 2015), and the addition of $11.2 million of fees earned by the Attorneys-in-Fact that manage the Reciprocal Exchanges. Excluding non-cash amortization of intangible assets, the combined ratio was 89.4% with a loss ratio of 60.2% and an expense ratio of 29.2%, versus a prior year combined ratio of 90.3% with a loss ratio of 62.5% and an expense ratio of 27.8%. The improved loss ratio versus the prior year's quarter is the result of business mix changes, most notably a growing proportion of homeowners business within our product portfolio. The expense ratio reflects a more normalized run rate in the third quarter of 2015, compared to an artificially lower expense ratio in the prior year’s quarter as business written under the cut-through reinsurance agreement for the Tower Personal Lines transaction was recorded with a lower expense level prior to closing of the transaction on September 15, 2014.

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Accident & Health - Gross written premium grew 145.9% to $43.6 million, net written premium grew 91.6% to $33.8 million, and net earned premium grew 53.1% to $45.1 million. Premium growth was driven by substantial growth within both our domestic operations and at EuroAccident (our Swedish group life and health MGA). Our domestic operations continue to deliver strong growth, with a total of $23.6 million in net written premium at our U.S. underwriting subsidiaries, compared to $11.1 million in the prior year's quarter, while EuroAccident net written premium grew to $10.2 million from $6.6 million in the prior year's quarter. Service and fee income grew 35.4% to $19.7 million, with strong growth at VelaPoint (our call center general agency) and TABS (our domestic stop loss business), and added service and fee income from HST (which was acquired in the first quarter of 2015), partially offset by a decline at EuroAccident, where fee income is eliminated in consolidation as business is now written on National General paper. Excluding non-cash amortization of intangible assets, the combined ratio was 97.6% with a loss ratio of 74.3% and an expense ratio of 23.3%, versus a prior year combined ratio of 99.6% with a loss ratio of 61.9% and an expense ratio of 37.7%. The higher loss ratio was the result of increased loss activity in the current year’s quarter within TABS, while the reduced expense ratio was a reflection of the continued maturation of the A&H business and increased service and fee income.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $79.9 million, net written premium was $43.7 million, and net earned premium was $34.3 million. Excluding non-cash amortization of intangible assets, the combined ratio was 85.9% with a loss ratio of 39.6% and an expense ratio of 46.4%. Third quarter 2014 results include only 15 days of results of the Reciprocal Exchanges as the Attorneys-in-Fact were acquired with the closing of the Tower Personal Lines transaction on September 15, 2014.

Investment income grew 17.8% to $16.1 million, reflecting an increase in the size of our investment portfolio as compared to the prior year's quarter and our continued growth in retained earnings. Third quarter 2015 results included $1.3 million of net realized investment gains compared with realized losses of $1.1 million in the third quarter of 2014. The current year’s quarter also includes an other than temporary impairment (OTTI) loss of $6.0 million compared to no OTTI impact in the prior year’s quarter. Total cash, cash equivalents and investments grew to $2.25 billion at September 30, 2015 from $1.91 billion at June 30, 2015. Accumulated other comprehensive income (AOCI) declined to $2.4 million at September 30, 2015, down from $15.0 million at June 30, 2015.
Other revenue was a loss of $0.2 million compared to a gain of $0.4 million in the prior year’s quarter, with the loss in the current year's quarter driven by foreign exchange losses from currency fluctuations within our European subsidiaries.
Interest expense of $5.8 million increased from $4.4 million in the prior year's quarter, reflecting the addition of a partial quarter of interest payments from our August 2015 issuance of $100 million of subordinated notes. Debt was $347.0 million as of September 30, 2015.
Equity in earnings of unconsolidated subsidiaries, which includes both our investment in Life Settlement Entities (LSC Entities) and our real estate investments, was a gain of $2.3 million in the third quarter of 2015 versus a loss of $1.6 million in the prior year's quarter, reflecting fair value adjustments on life settlement contracts of $2.1 million in the current period.
The third quarter 2015 provision for income taxes was $7.8 million and the effective tax rate for the quarter was 16.1%. Included in the third quarter 2015 provision for income taxes was a $3.6 million detriment attributable to an increase of the deferred tax liability (DTL) associated with the equalization reserves of our Luxembourg Reinsurance Company (LRC) subsidiaries. Excluding this detriment, the adjusted third quarter 2015 effective tax rate was 8.7%. As of September 30, 2015, the DTL associated with our LRC subsidiaries was $32.0 million. Additionally, the third quarter 2015 provision for income taxes also included a $2.1 million benefit primarily attributable to an increase in excludable foreign income related to a prior year return.
National General Holding Corp. shareholders' equity was $1,521.9 million at September 30, 2015, growth of 18.0% from $1,289.7 million at June 30, 2015, reflecting the quarter's retained earnings as well as the proceeds from our August 2015 common stock offering, partially offset by a reduction in AOCI. Fully diluted book value per share was $12.06 at September 30, 2015, growth of 8.5% from $11.11 at June 30, 2015 and growth of 15.9% from $10.40 at September 30, 2014. Annualized operating return on average common equity (ROE) was 14.7% for the third quarter of 2015.

Additional Items

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Common Stock Offering - On August 18, 2015, we completed the sale of 11,500,000 shares of common stock, including 1,500,000 shares purchased by the underwriters pursuant to an over-allotment option. The common stock offering was priced at $19.00 per share, and generated approximately $210.9 million of net proceeds.

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Subordinated Notes Issuance - On August 18, 2015, we completed the sale of $100 million aggregate principal amount of 7.625% Subordinated Notes due 2055, generating approximately $96.85 million of net proceeds. Interest will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2015. The Notes have a maturity date of September 15, 2055, and can be redeemed on or after September 15, 2020.

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Real Estate Investments - In August 2015, we invested $53.7 million in Illinois Center, a limited partnership that owns an office building in Chicago, Illinois. AmTrust and ACP Re are also limited partners in Illinois Center and the general partner is NA Advisors (an entity controlled by Michael Karfunkel and managed by an unrelated third party). National General received a 37.5% limited partnership interest in Illinois Center for our investment. In addition, in August 2015, we invested $10.5 million in 4455 LBJ Freeway, LLC for the purposes of acquiring an office building in Dallas, Texas. National General and AmTrust each have a 50% ownership interest in 4455 LBJ Freeway, LLC.

•
National General Lender Services Acquisition - On October 1, 2015, we closed on the acquisition of the Lender-Placed Insurance business of QBE North America, a division of QBE Insurance Group Limited (ASX:QBE.AX). The transaction includes the acquisition of certain assets, including loan-tracking systems and technology, client servicing accounts, intellectual property, and vendor relationships, as well as the assumption of the related insurance liabilities in a reinsurance transaction through which National General received loss reserves, unearned premium reserves, and invested assets. The purchase price was an aggregate cash payment of $90 million (including ceding commission) subject to certain adjustments. The business has been branded National General Lender Services.

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Assurant Health Acquisition - On October 1, 2015, we closed on the acquisition of certain business lines and assets from Assurant Health, a business segment of Assurant, Inc. (NYSE:AIZ). Included in the transaction were the small group self-funded and supplemental product lines, as well as the acquisition of North Star Marketing, a proprietary small group sales channel. The purchase price was an aggregate cash payment of $14 million.

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Senior Unsecured Debt Issuance - On October 8, 2015, we closed on a private issuance of $100.0 million aggregate principal amount of 6.75% notes due 2024. The Notes bear interest at 6.75% per year, payable semiannually in arrears on May 15th and November 15th of each year, beginning on November 15, 2015. The Notes will mature on May 15, 2024, unless earlier redeemed or purchased by National General. Net proceeds of the issuance are approximately $98.85 million. The Company intends to use the net proceeds for general corporate purposes, including strategic acquisitions and to support its current and future policy writings.

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Quarterly Common Stock Dividend Increase - National General's Board of Directors has approved an increase in the company's quarterly cash dividend on its common stock to $0.03 per share from $0.02 per share, effective with the fourth quarter dividend payment. The 50% dividend increase equates to an annualized dividend of $0.12 per share, or a dividend yield of 0.6% at current share price levels. The fourth quarter dividend will be payable on January 15, 2016 to shareholders of record as of January 4, 2016.

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Preferred Stock Dividends - National General's Board of Directors has also approved quarterly cash dividends on Series A Preferred Stock in the amount of $0.46875 per share and Series B Preferred Stock in the amount of $18.75 per share (equivalent to $0.46875 per Depositary Share). Both dividends will be payable on January 15, 2016 to shareholders of record as of January 4, 2016.

Conference Call
On Tuesday, November 3, 2015 at 11:00 AM ET, Chairman and Chief Executive Officer Michael Karfunkel and Chief Financial Officer Mike Weiner will review these results via a conference call that may be accessed as follows:
Toll-Free U.S. Dial-in:         888-267-2860
International Dial-in:         973-413-6102
Conference Entry Code:        842046
Webcast Registration:         http://ir.nationalgeneral.com/events.cfm

A replay of the conference call will be accessible from 2:00 PM ET on Tuesday, November 3, 2015 to 11:59 PM ET on Tuesday, November 17, 2015 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 842046. In addition, a replay of the webcast can also be retrieved at http://ir.nationalgeneral.com/events.cfm.

About National General Holdings Corp.
National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, supplemental health, and other niche insurance products.

Forward Looking Statements
This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate" and "believe" or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, estimates of the fair value of life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with AmTrust Financial Services, Inc., ACP Re Ltd., Maiden Holdings, Ltd. or third parties, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company's filings with the Securities and Exchange Commission.

Income Statement - Third Quarter
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2015				2014
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$546,821	$79,864	$626,685		$487,602	$9,993	$497,595
Ceded premiums (related parties $387, $64, $451 for 2015; $964, $216, $1,180 for 2014)	(64,832)	(36,214)	(101,046)		(63,237)	(2,788)	(66,025)
Net written premium	481,989	43,650	525,639		424,365	7,205	431,570
Net earned premium	468,965	34,296	503,261		431,714	6,692	438,406

Ceding commission income	(2,348)	14,498	12,150		668	37	705
Service and fee income	70,853	1,248	60,907	(A)	45,872	22	45,894
Net investment income	16,140	2,332	18,472		13,697	—	13,697
Net realized gain/(loss) on investments	1,291	124	1,415		(1,118)	—	(1,118)
Other than temporary impairment loss	(6,009)	—	(6,009)		—	—	—
Other revenue	(157)	—	(157)		373	—	373
Total revenues	$548,735	$52,498	$590,039	(B)	$491,206	$6,751	$497,957

Expenses:
Loss and loss adjustment expense	$288,684	$13,575	$302,259		$269,668	$5,351	$275,019
Acquisition costs and other underwriting expenses	98,686	10,095	108,744	(C)	83,642	273	83,915
General and administrative expenses	106,832	22,906	118,581	(D)	88,317	1,811	90,128
Interest expense	5,844	3,584	9,428		4,437	272	4,709
Total expenses	$500,046	$50,160	$539,012	(E)	$446,064	$7,707	$453,771

Income before provision for income taxes and equity in earnings (losses) of unconsolidated subsidiaries	$48,689	$2,338	$51,027		$45,142	$(956)	$44,186
Provision for income taxes	7,840	774	8,614		10,237	(211)	10,026
Income before equity in earnings (losses) of unconsolidated subsidiaries	40,849	1,564	42,413		34,905	(745)	34,160
Equity in earnings (losses) of unconsolidated subsidiaries	2,288	—	2,288		(1,611)	—	(1,611)
Net income before non-controlling interest and dividends on preferred shares	43,137	1,564	44,701		33,294	(745)	32,549
Less: net income attributable to non-controlling interest	24	1,564	1,588		(25)	(745)	(770)
Net income before dividends on preferred shares	43,113	—	43,113		33,319	—	33,319
Less: dividends on preferred shares	4,125	—	4,125		1,260	—	1,260
Net income available to common stockholders	$38,988	$—	$38,988		$32,059	$—	$32,059

NOTE: Consolidated column includes eliminations as follows: (A) $(11,194), (B) $(11,194), (C) $(37), (D) $(11,157), (E) $(11,194).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2015				2014
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$1,631,581	$217,830	$1,845,821	(A)	$1,602,217	$9,993	$1,612,210
Ceded premiums (related parties $1,107, $74, $1,181 for 2015; $43,931, $216, $44,147 for 2014)	(189,560)	(124,777)	(310,747)	(B)	(191,811)	(2,788)	(194,599)
Net written premium	1,442,021	93,053	1,535,074		1,410,406	7,205	1,417,611
Net earned premium	1,352,802	98,440	1,451,242		1,181,032	6,692	1,187,724

Ceding commission income	(1,249)	28,449	27,200		7,595	37	7,632
Service and fee income	200,849	2,990	173,335	(C)	121,064	22	121,086
Net investment income	46,403	6,552	52,955		34,232	—	34,232
Net realized gain/(loss) on investments	5,203	271	5,474		(1,118)	—	(1,118)
Other than temporary impairment loss	(8,492)	—	(8,492)		—	—	—
Other revenue	(327)	—	(327)		480	—	480
Total revenues	$1,595,189	$136,702	$1,701,387	(D)	$1,343,285	$6,751	$1,350,036

Expenses:
Loss and loss adjustment expense	$838,950	$56,824	$895,774		$750,619	$5,351	$755,970
Acquisition costs and other underwriting expenses	274,227	20,967	295,131	(E)	232,433	273	232,706
General and administrative expenses	325,036	48,831	343,426	(F)	241,575	1,811	243,386
Interest expense	16,031	11,078	27,109		7,549	272	7,821
Total expenses	$1,454,244	$137,700	$1,561,440	(G)	$1,232,176	$7,707	$1,239,883

Income before provision for income taxes and equity in earnings (losses) of unconsolidated subsidiaries	$140,945	$(998)	$139,947		$111,109	$(956)	$110,153
Provision for income taxes	25,369	(477)	24,892		17,997	(211)	17,786
Income before equity in earnings (losses) of unconsolidated subsidiaries	115,576	(521)	115,055		93,112	(745)	92,367
Equity in earnings (losses) of unconsolidated subsidiaries	8,900	—	8,900		(3,098)	—	(3,098)
Net income before non-controlling interest and dividends on preferred shares	124,476	(521)	123,955		90,014	(745)	89,269
Less: net income attributable to non-controlling interest	68	(521)	(453)		(31)	(745)	(776)
Net income before dividends on preferred shares	124,408	—	124,408		90,045	—	90,045
Less: dividends on preferred shares	9,900	—	9,900		1,260	—	1,260
Net income available to common stockholders	$114,508	$—	$114,508		$88,785	$—	$88,785

NOTE: Consolidated column includes eliminations as follows: (A) $(3,590), (B) $3,590, (C) $(30,504), (D) $(30,504), (E) $(63), (F) $(30,441), and (G) $(30,504).

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income available to common stockholders	$38,988	$32,059	$114,508	$88,785
Basic net income per common share	$0.39	$0.34	$1.19	$0.98
Diluted net income per common share	$0.38	$0.34	$1.16	$0.96

Operating earnings attributable to NGHC(1)	$43,845	$34,499	$122,847	$95,324
Basic operating earnings per common share(1)	$0.44	$0.37	$1.28	$1.05
Diluted operating earnings per common share(1)	$0.43	$0.36	$1.25	$1.03

Dividends declared per common share	$0.02	$0.01	$0.06	$0.03

Weighted average number of basic shares outstanding	100,360,687	93,359,265	95,877,178	90,853,536
Weighted average number of diluted shares outstanding	102,940,728	95,663,429	98,314,808	92,615,198
Shares outstanding, end of period	105,433,893	93,408,212	105,433,893	93,408,212
Fully diluted shares outstanding, end of period	107,983,933	95,765,403	107,841,523	92,857,313

Book value per share	$12.35	$10.67	$12.35	$10.67
Fully diluted book value per share	$12.06	$10.40	$12.07	$10.73

Reconciliation of Net Income to Operating Earnings (Non-GAAP)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income available to common stockholders	$38,988	$32,059	$114,508	$88,785
Add (subtract) net of tax:
Net realized (gain)/loss on investments	(839)	362	(3,382)	362
Other than temporary impairment losses	3,906	—	5,520	—
Foreign exchange (gain)/loss	152	365	935	365
Equity in (earnings)/losses of unconsolidated subsidiaries (other than LSC Entities)	(137)	101	(203)	330
Non-cash amortization of intangible assets	1,775	1,612	5,469	5,482
Non-cash impairment of goodwill	—	—	—	—
Operating earnings attributable to NGHC (1)	$43,845	$34,499	$122,847	$95,324

Operating earnings per common share:
Basic operating earnings per common share	$0.44	$0.37	$1.28	$1.05
Diluted operating earnings per common share	$0.43	$0.36	$1.25	$1.03

NOTE: Our definition of Operating Earnings has been revised and now only excludes the impact of equity in earnings of unconsolidated subsidiaries other than LSC Entities. Please see item (1) under "Additional Disclosures" on page 14 for further information. Additionally, to facilitate period-to-period comparisons, certain reclassifications have been made to prior period amounts within Reconciliation of Net Income to Operating Earnings (Non-GAAP).

Balance Sheet
$ in thousands
(Unaudited)

	September 30, 2015 (unaudited)				December 31, 2014 (audited)
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Investments:
Fixed maturities (2)	$1,631,552	$285,705	$1,917,257		$1,374,087	$222,739	$1,596,826
Equity securities (3)	61,928	1,544	63,472		45,802	2,817	48,619
Short-term investments	5,000	4,030	9,030		50	10,490	10,540
Equity investment in unconsolidated subsidiaries	233,538	—	233,538		155,900	—	155,900
Other investments	6,041	—	6,041		4,764	—	4,764
Securities pledged (4)	43,711	—	43,711		49,456	—	49,456
Total investments	1,981,770	291,279	2,273,049		1,630,059	236,046	1,866,105
Cash and cash equivalents	267,131	11,765	278,896		123,178	9,437	132,615
Accrued investment income	14,371	2,287	16,658		12,553	1,898	14,451
Premiums and other receivables, net (5)	660,532	62,846	723,378		589,205	58,238	647,443
Deferred acquisition costs	125,422	27,154	152,576		121,514	4,485	125,999
Reinsurance recoverable on unpaid losses (6)	828,424	64,848	893,272		888,215	23,583	911,798
Prepaid reinsurance premiums	68,891	63,477	131,468	(A)	75,837	26,924	102,761
Notes receivable from related party	127,188	—	127,188		125,000	—	125,000
Income tax receivable	—	1,884	1,884		—	—	—
Due from affiliate	53,776	8,242	25,752	(B)	5,129	—	5,129
Premises and equipment, net	31,869	—	31,869		30,583	—	30,583
Intangible assets, net	260,647	6,212	266,859		237,404	11,433	248,837
Goodwill	125,246	—	125,246		70,764	—	70,764
Prepaid and other assets	30,343	5,895	36,238		43,160	71	43,231
Total assets	$4,575,610	$545,889	$5,084,333	(C)	$3,952,601	$372,115	$4,324,716
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$1,428,541	$136,777	$1,565,318		$1,450,305	$111,848	$1,562,153
Unearned premiums	824,479	151,163	974,742	(D)	744,438	119,998	864,436
Unearned service contract and other revenue	12,871	—	12,871		8,527	—	8,527
Reinsurance payable (7)	75,569	17,243	92,812		97,830	13,811	111,641
Accounts payable and accrued expenses (8)	186,773	42,209	228,982		189,430	17,691	207,121
Due to affiliate	—	36,266	—	(E)	—	1,552	1,552
Securities sold under agreements to repurchase, at contract value	41,441	—	41,441		46,804	—	46,804
Deferred tax liability	27,678	40,036	67,714		29,133	38,402	67,535
Income tax payable	734	—	734		29,532	1,059	30,591
Notes payable (9)	347,031	54,455	401,486		250,708	48,374	299,082
Other liabilities	108,612	59,065	167,677		46,114	5,710	51,824
Total liabilities	$3,053,729	$537,214	$3,553,777	(F)	$2,892,821	$358,445	3,251,266
Stockholders’ equity:
Common stock (10)	$1,054	$—	$1,054		$934	$—	$934
Preferred stock (11)	220,000	—	220,000		55,000	—	55,000
Additional paid-in capital	896,700	—	896,700		690,736	—	690,736
Accumulated other comprehensive income	2,446	—	2,446		20,192	—	20,192
Retained earnings	401,527	—	401,527		292,832	—	292,832
Total National General Holdings Corp. stockholders' equity	1,521,727	—	1,521,727		1,059,694	—	1,059,694
Non-controlling interest	154	8,675	8,829		86	13,670	13,756
Total stockholders’ equity	1,521,881	8,675	1,530,556		1,059,780	13,670	1,073,450
Total liabilities and stockholders’ equity	$4,575,610	$545,889	$5,084,333	(G)	$3,952,601	$372,115	$4,324,716
NOTE: Consolidated column includes eliminations as follows: (A) $(900), (B) $(36,266), (C) $(37,166), (D) $(900), (E) $(36,266), (F) $(37,166), and (G) $(37,166).

Segment Information - Third Quarter
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2015				2014
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$503,227	$43,594	$546,821	$79,864	$469,873	$17,729	$487,602	$9,993
Net written premium	448,140	33,849	481,989	43,650	406,699	17,666	424,365	7,205
Net earned premium	423,858	45,107	468,965	34,296	402,246	29,468	431,714	6,692

Ceding commission income	(2,615)	267	(2,348)	14,498	668	—	668	37
Service and fee income	51,193	19,660	70,853	1,248	31,356	14,516	45,872	22
Total underwriting revenue	472,436	65,034	537,470	50,042	434,270	43,984	478,254	6,751

Loss and loss adjustment expense	255,165	33,519	288,684	13,575	251,418	18,250	269,668	5,351
Acquisition costs and other	81,321	17,365	98,686	10,095	68,146	15,496	83,642	273
General and administrative	92,771	14,061	106,832	22,906	77,267	11,050	88,317	1,811
Total underwriting expenses	429,257	64,945	494,202	46,576	396,831	44,796	441,627	7,435

Underwriting income (loss)	43,179	89	43,268	3,466	37,439	(812)	36,627	(684)
Non-cash impairment of goodwill	—	—	—	—	—	—	—	—
Non-cash amortization of intangible assets	1,727	1,005	2,732	1,355	1,565	916	2,481	353
Underwriting income (loss) before amortization and impairment	$44,906	$1,094	$46,000	$4,821	$39,004	$104	$39,108	$(331)

Underwriting ratios
Loss and loss adjustment expense ratio (12)	60.2%	74.3%	61.6%	39.6%	62.5%	61.9%	62.5%	80.0%
Operating expense ratio (Non-GAAP) (13,14)	29.6%	25.5%	29.2%	50.3%	28.2%	40.8%	29.1%	30.3%
Combined ratio (Non-GAAP) (13,15)	89.8%	99.8%	90.8%	89.9%	90.7%	102.8%	91.5%	110.2%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (12)	60.2%	74.3%	61.6%	39.6%	62.5%	61.9%	62.5%	80.0%
Operating expense ratio (Non-GAAP) (13,16)	29.2%	23.3%	28.6%	46.4%	27.8%	37.7%	28.5%	25.0%
Combined ratio (Non-GAAP) (13,15)	89.4%	97.6%	90.2%	85.9%	90.3%	99.6%	90.9%	104.9%

NOTE: Loss and loss adjustment expense ratio and operating expense ratio may not sum to combined ratio due to rounding.

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2015				2014
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$1,478,172	$153,409	$1,631,581	$217,830	$1,484,344	$117,873	$1,602,217	$9,993
Net written premium	1,315,238	126,783	1,442,021	93,053	1,292,793	117,613	1,410,406	7,205
Net earned premium	1,240,253	112,549	1,352,802	98,440	1,091,088	89,944	1,181,032	6,692

Ceding commission income	(2,069)	820	(1,249)	28,449	7,595	—	7,595	37
Service and fee income	146,098	54,751	200,849	2,990	76,418	44,646	121,064	22
Total underwriting revenue	1,384,282	168,120	1,552,402	129,879	1,175,101	134,590	1,309,691	6,751

Loss and loss adjustment expense	759,198	79,752	838,950	56,824	691,856	58,763	750,619	5,351
Acquisition costs and other	233,951	40,276	274,227	20,967	185,359	47,074	232,433	273
General and administrative	282,797	42,239	325,036	48,831	205,503	36,072	241,575	1,811
Total underwriting expenses	1,275,946	162,267	1,438,213	126,622	1,082,718	141,909	1,224,627	7,435

Underwriting income (loss)	108,336	5,853	114,189	3,257	92,383	(7,319)	85,064	(684)
Non-cash impairment of goodwill	—	—	—	—	—	—	—
Non-cash amortization of intangible assets	5,479	2,936	8,415	5,221	3,181	5,253	8,434	353
Underwriting income (loss) before amortization and impairment	$113,815	$8,789	$122,604	$8,478	$95,564	$(2,066)	$93,498	$(331)

Underwriting ratios
Loss and loss adjustment expense ratio (12)	61.2%	70.9%	62.0%	57.7%	63.4%	65.3%	63.6%	80.0%
Operating expense ratio (Non-GAAP) (13,14)	30.1%	23.9%	29.5%	39.0%	28.1%	42.8%	29.2%	30.3%
Combined ratio (Non-GAAP) (13,15)	91.3%	94.8%	91.6%	96.7%	91.5%	108.1%	92.8%	110.2%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (12)	61.2%	70.9%	62.0%	57.7%	63.4%	65.3%	63.6%	80.0%
Operating expense ratio (Non-GAAP) (13,16)	29.6%	21.3%	28.9%	33.7%	27.8%	37.0%	28.5%	25.0%
Combined ratio (Non-GAAP) (13,15)	90.8%	92.2%	90.9%	91.4%	91.2%	102.3%	92.1%	104.9%

NOTE: Loss and loss adjustment expense ratio and operating expense ratio may not sum to combined ratio due to rounding.

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2015				2014
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$429,257	$64,945	$494,202	$46,576	$396,831	$44,796	$441,627	$7,435
Less: Loss and loss adjustment expense	255,165	33,519	288,684	13,575	251,418	18,250	269,668	5,351
Less: Ceding commission income	(2,615)	267	(2,348)	14,498	668	—	668	37
Less: Service and fee income	51,193	19,660	70,853	1,248	31,356	14,516	45,872	22
Operating expense	125,514	11,499	137,013	17,255	113,389	12,030	125,419	2,025
Net earned premium	$423,858	$45,107	$468,965	$34,296	$402,246	$29,468	$431,714	$6,692
Operating expense ratio (Non-GAAP)	29.6%	25.5%	29.2%	50.3%	28.2%	40.8%	29.1%	30.3%

Total underwriting expenses	$429,257	$64,945	$494,202	$46,576	$396,831	$44,796	$441,627	$7,435
Less: Loss and loss adjustment expense	255,165	33,519	288,684	13,575	251,418	18,250	269,668	5,351
Less: Ceding commission income	(2,615)	267	(2,348)	14,498	668	—	668	37
Less: Service and fee income	51,193	19,660	70,853	1,248	31,356	14,516	45,872	22
Less: Non-cash impairment of goodwill	—	—	—	—	—	—	—	—
Less: Non-cash amortization of intangible assets	1,727	1,005	2,732	1,355	1,565	916	2,481	353
Operating expense before amortization and impairment	123,787	10,494	134,281	15,900	111,824	11,114	122,938	1,672
Net earned premium	$423,858	$45,107	$468,965	$34,296	$402,246	$29,468	$431,714	$6,692
Operating expense ratio before amortization and impairment (Non-GAAP)	29.2%	23.3%	28.6%	46.4%	27.8%	37.7%	28.5%	25.0%

	Nine Months Ended September 30,
	2015				2014
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$1,275,946	$162,267	$1,438,213	$126,622	$1,082,718	$141,909	$1,224,627	$7,435
Less: Loss and loss adjustment expense	759,198	79,752	838,950	56,824	691,856	58,763	750,619	5,351
Less: Ceding commission income	(2,069)	820	(1,249)	28,449	7,595	—	7,595	37
Less: Service and fee income	146,098	54,751	200,849	2,990	76,418	44,646	121,064	22
Operating expense	372,719	26,944	399,663	38,359	306,849	38,500	345,349	2,025
Net earned premium	$1,240,253	$112,549	$1,352,802	$98,440	$1,091,088	$89,944	$1,181,032	$6,692
Operating expense ratio (Non-GAAP)	30.1%	23.9%	29.5%	39.0%	28.1%	42.8%	29.2%	30.3%

Total underwriting expenses	$1,275,946	$162,267	$1,438,213	$126,622	$1,082,718	$141,909	$1,224,627	$7,435
Less: Loss and loss adjustment expense	759,198	79,752	838,950	56,824	691,856	58,763	750,619	5,351
Less: Ceding commission income	(2,069)	820	(1,249)	28,449	7,595	—	7,595	37
Less: Service and fee income	146,098	54,751	200,849	2,990	76,418	44,646	121,064	22
Less: Non-cash impairment of goodwill	—	—	—	—	—	—	—	—
Less: Non-cash amortization of intangible assets	5,479	2,936	8,415	5,221	3,181	5,253	8,434	353
Operating expense before amortization and impairment	367,240	24,008	391,248	33,138	303,668	33,247	336,915	1,672
Net earned premium	$1,240,253	$112,549	$1,352,802	$98,440	$1,091,088	$89,944	$1,181,032	$6,692
Operating expense ratio before amortization and impairment (Non-GAAP)	29.6%	21.3%	28.9%	33.7%	27.8%	37.0%	28.5%	25.0%

Premiums by Business Line
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2015	2014	Change	2015	2014	Change	2015	2014	Change
Property & Casualty
Personal Auto	$307,799	$315,672	(2.5)%	$257,432	$273,922	(6.0)%	$251,754	$268,155	(6.1)%
Homeowners	103,423	74,583	38.7%	105,028	57,105	83.9%	92,283	58,730	57.1%
RV/Packaged	40,447	39,490	2.4%	40,113	38,900	3.1%	38,489	38,885	(1.0)%
Commercial Auto	48,052	35,619	34.9%	43,502	32,249	34.9%	39,440	31,920	23.6%
Other	3,506	4,509	(22.2)%	2,065	4,523	(54.3)%	1,892	4,556	(58.5)%
Property & Casualty Total	503,227	469,873	7.1%	448,140	406,699	10.2%	423,858	402,246	5.4%

Accident & Health	43,594	17,729	145.9%	33,849	17,666	91.6%	45,107	29,468	53.1%
Total National General	546,821	487,602	12.1%	481,989	424,365	13.6%	468,965	431,714	8.6%

Reciprocal Exchanges
Personal Auto	24,177	4,330	NA	(3,516)	4,063	NA	14,494	4,043	NA
Homeowners	48,229	5,013	NA	46,902	2,636	NA	17,105	2,221	NA
Other	7,458	650	NA	264	506	NA	2,697	428	NA
Reciprocal Exchanges Total	79,864	9,993	NA	43,650	7,205	NA	34,296	6,692	NA
Consolidated Total	$626,685	$497,595	25.9%	$525,639	$431,570	21.8%	$503,261	$438,406	14.8%

	Nine Months Ended September 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2015	2014	Change	2015	2014	Change	2015	2014	Change
Property & Casualty
Personal Auto	$936,397	$953,010	(1.7)%	$805,081	$795,511	1.2%	$786,397	$719,483	9.3%
Homeowners	265,685	290,667	(8.6)%	250,874	273,190	(8.2)%	219,633	165,507	32.7%
RV/Packaged	121,093	120,183	0.8%	119,781	115,263	3.9%	112,041	109,746	2.1%
Commercial Auto	139,880	107,173	30.5%	127,753	96,009	33.1%	111,491	84,841	31.4%
Other	15,117	13,311	13.6%	11,749	12,820	(8.4)%	10,691	11,511	(7.1)%
Property & Casualty Total	1,478,172	1,484,344	(0.4)%	1,315,238	1,292,793	1.7%	1,240,253	1,091,088	13.7%

Accident & Health	153,409	117,873	30.1%	126,783	117,613	7.8%	112,549	89,944	25.1%
Total National General	1,631,581	1,602,217	1.8%	1,442,021	1,410,406	2.2%	1,352,802	1,181,032	14.5%

Reciprocal Exchanges
Personal Auto	67,641	4,330	NA	38,619	4,063	NA	60,965	4,043	NA
Homeowners	128,951	5,013	NA	40,079	2,636	NA	26,991	2,221	NA
Other	21,238	650	NA	14,355	506	NA	10,484	428	NA
Reciprocal Exchanges Total	217,830	9,993	NA	93,053	7,205	NA	98,440	6,692	NA
Consolidated Total	$1,845,821	$1,612,210	14.5%	$1,535,074	$1,417,611	8.3%	$1,451,242	$1,187,724	22.2%

NOTE: Consolidated Total includes elimination of $(3,590) within Gross Written Premium for Nine Months Ended September 30, 2015.

Additional Disclosures

(1) References to operating earnings and basic and diluted operating EPS are Non-GAAP financial measures defined by the Company as net income and basic earnings per share excluding after-tax net realized investment gain or loss on securities, other than temporary impairment losses, foreign exchange gain or loss, equity in earnings or losses of unconsolidated subsidiaries (other than LSC Entities), non-cash amortization of intangible assets, and non-cash impairment of goodwill. The Company believes operating earnings and basic and diluted operating EPS are more relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these Non-GAAP measures to the most directly comparable GAAP measure.
(2) Fixed maturities, available-for-sale, at fair value (amortized cost $1,621,363, $276,302, $1,897,665 at September 30, 2015 and $1,330,760, $222,121, $1,522,881 at December 31, 2014).
(3) Equity securities, available-for-sale, at fair value (cost $67,113, $1,501, $68,614 at September 30, 2015 and $52,272, $2,752, $55,024 at December 31, 2014).
(4) Securities pledged (amortized cost $42,806, $0, $42,806 at September 30, 2015 and $47,546, $0, $47,546 at December 31, 2014).
(5) Premiums and other receivables, net (NGHC) includes $68,219 and $64,129 from related parties at September 30, 2015 and December 31, 2014, respectively.
(6) Reinsurance recoverable on unpaid losses (NGHC) includes $54,458 and $88,970 from related parties at September 30, 2015 and December 31, 2014, respectively.
(7) Reinsurance payable (NGHC) includes $26,779 and $41,965 to related parties at September 30, 2015 and December 31, 2014, respectively.
(8) Accounts payable and accrued expenses (NGHC) includes $45,707 and $38,576 to related parties at September 30, 2015 and December 31, 2014, respectively.
(9) Notes payable (Reciprocal Exchanges) includes $54,455 and $48,374 owed to related party at September 30, 2015 and December 31, 2014, respectively.
(10) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 105,433,893 shares - September 30, 2015; authorized 150,000,000 shares, issued and outstanding 93,427,382 - December 31, 2014.
(11) Preferred stock: $0.01 par value, authorized 10,000,000 shares, issued and outstanding 2,365,000 shares and 2,200,000 shares at September 30, 2015 and December 31, 2014, respectively.
(12) Loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expenses by net earned premium.
(13) Operating expense ratio and combined ratio are considered non-GAAP financial measures under applicable SEC rules because a component of those ratios, operating expense, is calculated by offsetting acquisition and other underwriting costs and general and administrative expense by ceding commission income and service and fee income. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets on a consolidated basis. The Company believes this presentation enhances the understanding of our results by eliminating what we believe are volatile and unusual events and presenting the ratios with what we believe are the underlying run rates of the business. Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these Non-GAAP measures to the most directly comparable GAAP measure.
(14) Operating expense ratio (non-GAAP) is calculated by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expense less ceding commission income and service and fee income.
(15) Combined ratio (non-GAAP) is calculated by adding the loss and loss adjustment expense ratio and the operating expense ratio (non-GAAP) together.
(16) Operating expense ratio (non-GAAP) before amortization and impairment is calculated by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expense less ceding commission income and service and fee income less non-cash amortization of intangible assets and non-cash impairment of goodwill.

Investor Contact
Dean Evans
Director of Investor Relations
Phone: 212-380-9462
Email: Dean.Evans@NGIC.com